Exhibit B-58

STATE OF DELAWARE

CERTIFICATE OF FORMATION
OF
CUSTOM ENERGY, L.L.C.

       The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

       FIRST: The name of the limited liability company (hereinafter called the "limited liability company") is Custom Energy, L.L.C.

       SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

       THIRD: The latest date on which the limited liability company is to dissolve is June 30, 2049.

Executed on August 31, 1999.

/s/ Gregory J. Orman
Gregory J. Orman, Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:05 AM 12/08/1999
991525878 - 3138657